Exhibit 99.1

News
For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone:	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Reports Second Quarter 2008 Operating EPS of $0.81;
Net Income per Share is $0.55
Wilmington, Delaware – July 22, 2008 – Delphi Financial Group, Inc. (NYSE: DFG) announced today that its net income in the second quarter of 2008 was $26.9 million or $0.55 per share, compared to $42.9 million or $0.83 per share in the second quarter of 2007. Net income in the second quarter of 2008 included after-tax realized investment losses of $(12.7) million or $(0.26) per share, while net income in the second quarter of 2007 included after-tax realized investment gains of $0.6 million or $0.01 per share. Net income for the first half of 2008 was $48.0 million or $0.97 per share, compared with net income in the first half of 2007 of $82.1 million or $1.59 per share. Net income in the first half of 2008 included after-tax realized investment losses of $(16.9) million or $(0.34) per share, while net income in the first half of 2007 included after-tax realized investment gains of $0.4 million or $0.01 per share and an after-tax loss of $(1.4) million or $(0.03) per share from the redemption of junior subordinated deferrable interest debentures.
Operating earnings (1) in the second quarter of 2008 were $39.5 million or $0.81 per share, compared to $42.3 million or $0.82 per share in the second quarter of 2007. Operating earnings for the first half of 2008 were $64.9 million or $1.31 per share, compared to $83.2 million or $1.61 per share in the first half of 2007. Annualized operating return on beginning equity (2) in the second quarter of 2008 was 14.7%, compared to 14.8% in the second quarter of 2007.
Core group employee benefit premiums in the second quarter of 2008 rose 4.5% over the prior year quarter to $324 million. This growth was driven by an 11% increase in group life premiums and a 5% increase in group disability premiums at Delphi’s Reliance Standard Life subsidiary. Delphi’s group employee benefit combined ratio in the second quarter of 2008 was 91.8%, down from 92.4% for the second quarter of 2007 and full-year 2007.
Delphi’s net investment income in the second quarter of 2008 was $60.8 million compared to $69.1 million a year ago. Invested assets at June 30, 2008 were $4.8 billion compared to $4.7 billion at June 30, 2007. The tax equivalent yield on the Company’s investment portfolio in the second quarter of 2008 was 5.4%, compared to 6.3% in the second quarter of 2007. Diluted book value per share before accumulated other comprehensive income or loss(3) was $24.91 at June 30, 2008, compared with $24.34 at Dec. 31, 2007 and $23.46 at June 30, 2007.

Delphi Financial Reports Results for Second Quarter 2008	Page 2
Robert Rosenkranz, Chairman and Chief Executive Officer, commented, “Delphi Financial’s solid performance in the second quarter resulted from continued strong underwriting profits in our insurance businesses. Improvement in our combined ratio continues to be driven by our disciplined pricing and underwriting at both Reliance Standard and Safety National. Reliance Standard continues to benefit from our emphasis on the small case market focused on companies with less than 500 employees, and our focus on voluntary products. At Safety National, we were very pleased with preliminary results for the July renewal period in excess workers’ compensation, in which we had continued excellent renewal ratios, solid growth in new sales, modest declines in rates and modest increases in the important self-insured retention level.”
Mr. Rosenkranz added, “Our investment results improved in the second quarter compared to the first quarter as we achieved better returns in our investments in alternative assets. We plan to gradually reduce our exposure to alternative assets and increase allocations to our traditional fixed income asset classes, including municipal securities and highly-rated mortgage-backed securities, where we are seeing improved yield opportunities. Delphi continues to have a strong balance sheet which gives us excellent financial flexibility to invest in our insurance businesses and build shareholder value through share repurchases. In the second quarter of 2008, Delphi repurchased 965,200 shares at a volume weighted average price of $26.61, and we have remaining authorization to repurchase one million shares.”
Conference Call
On July 23, 2008 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s second quarter 2008 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on July 23, 2008. Investors can also download Delphi’s second quarter 2008 statistical supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules or interpretation, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the

Delphi Financial Reports Results for Second Quarter 2008	Page 3
level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Forward-looking statements contained in the foregoing discussion are made as of the date of this press release and Delphi disclaims any obligation to update these or any other forward-looking statements.
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1)	Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management’s discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Redemptions of junior subordinated deferrable interest debentures occur based on management’s decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management’s decision to dispose of an investment, and investment losses may be realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management’s decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. For reconciliations of the respective operating earnings amounts to the corresponding net income amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures – Reconciliation to GAAP” which follows. All per share amounts are on a diluted basis.

(2)	Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings, as defined in the preceding footnote (1) (rather than the most directly comparable GAAP measure, net income), divided by beginning shareholders’ equity. For the reasons that the Company believes that the calculation of this non-GAAP measure based upon operating earnings is useful, see such footnote. For reconciliations of the respective annualized operating return on equity amounts to the corresponding annualized net income return on equity amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures – Reconciliation to GAAP” which follows.

(3)	Diluted book value per share before accumulated other comprehensive income and loss, which is a non-GAAP financial measure, is based on shareholders’ equity excluding the effect of accumulated other comprehensive income and loss. The Company believes that, because accumulated other comprehensive income and loss fluctuates from period to period primarily due to changes in the value of its assets resulting from fluctuations in market interest rates, while the values of

Delphi Financial Reports Results for Second Quarter 2008	Page 4
its liabilities are not similarly marked to market in determining diluted book value per share (the most directly comparable GAAP measure), this non-GAAP measure is useful in analyzing the Company’s operating trends. For reconciliations of the respective diluted book value per share before accumulated other comprehensive income and loss amounts to the corresponding diluted book value per share amounts for the indicated dates, see the table captioned “Non-GAAP Financial Measures – Reconciliation to GAAP” which follows.
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DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Income Statement Data

Operating earnings (Non-GAAP measure)	$39,549	$42,305	$64,877	$83,172
Net realized investment (losses) gains, net of taxes	(12,674)	609	(16,858)	361
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	—	—	(1,425)

Net income (GAAP measure)	$26,875	$42,914	$48,019	$82,108

Diluted results per share of common stock:
Operating earnings (Non-GAAP measure)	$0.81	$0.82	$1.31	$1.61
Net realized investment (losses) gains, net of taxes	(0.26)	0.01	(0.34)	0.01
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	—	—	(0.03)

Net income (GAAP measure)	$0.55	$0.83	$0.97	$1.59

Annualized operating return on beginning equity	14.7%	14.8%	11.4%	15.2%

Annualized net income return on beginning equity (GAAP measure)	10.0%	15.0%	8.4%	15.0%

	6/30/2008	12/31/2007
Balance Sheet Data

Shareholders’ equity, excluding accumulated other comprehensive (loss) income	$1,188,524	$1,183,887
Add: Accumulated other comprehensive loss	(155,929)	(42,497)

Shareholders’ equity (GAAP measure)	$1,032,595	$1,141,390

Diluted book value per share of common stock, excluding accumulated other comprehensive (loss) income (Non-GAAP measure)	$24.91	$24.34
Add: Accumulated other comprehensive loss	(2.88)	(0.77)

Diluted book value per share of common stock (GAAP measure)	$22.03	$23.57
Please see footnotes 1 through 3 of the press release to which this table is attached for important information regarding these non-GAAP financial measures.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2008	06/30/2007	6/30/2008	06/30/07
Revenue:
Premium and fee income	$340,774	$324,337	$683,064	$646,584
Net investment income	60,750	69,107	93,087	140,410
Net realized investment (losses) gains	(19,499)	937	(25,935)	555
Loss on redemption of junior subordinated deferrable interest debentures	—	—	—	(2,192)

	382,025	394,381	750,216	785,357

Benefits and expenses:
Benefits, claims and interest credited to policyholders	243,755	235,483	486,667	473,695
Commissions and expenses	94,683	90,814	184,576	181,365

	338,438	326,297	671,243	655,060

Operating income	43,587	68,084	78,973	130,297

Interest expense:
Corporate debt	4,289	4,591	8,513	9,645
Junior subordinated debentures	3,246	1,406	6,486	1,406
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	353	479	757	1,763
Income tax expense	8,824	18,694	15,198	35,375

Net income	$26,875	$42,914	$48,019	$82,108

Basic results per share of common stock:
Net income	$0.56	$0.85	$0.99	$1.63

Weighted average shares outstanding	48,146	50,441	48,600	50,309

Diluted results per share of common stock:
Net income	$0.55	$0.83	$0.97	$1.59

Weighted average shares outstanding	49,000	51,734	49,576	51,601

Dividends paid per share of common stock	$0.10	$0.09	$0.19	$0.17

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	6/30/2008	12/31/2007
Assets:
Investments:
Fixed maturity securities, available for sale	$3,811,763	$3,691,694
Short-term investments	325,716	286,033
Other investments	631,902	1,010,141

	4,769,381	4,987,868

Cash	43,544	51,240
Cost of business acquired	209,877	174,430
Reinsurance receivables	381,259	402,785
Goodwill	93,929	93,929
Other assets	275,171	260,602
Assets held in separate account	118,592	123,956

Total assets	$5,891,753	$6,094,810

Liabilities and Shareholders’ Equity:
Policy liabilities and accruals	$2,459,146	$2,353,375
Policyholder account balances	1,190,604	1,083,121
Corporate debt	272,750	217,750
Junior subordinated debentures	175,000	175,000
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	20,619	20,619
Other liabilities and policyholder funds	622,447	979,599
Liabilities related to separate account	118,592	123,956

Total liabilities	4,859,158	4,953,420

Shareholders’ equity:
Class A Common Stock	489	487
Class B Common Stock	59	59
Additional paid-in capital	518,109	509,742
Accumulated other comprehensive loss	(155,929)	(42,497)
Retained earnings	867,113	828,116
Treasury stock, at cost	(197,246)	(154,517)

	1,032,595	1,141,390

Total liabilities and shareholders’ equity	$5,891,753	$6,094,810

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended
	6/30/2008	6/30/2007
Operating activities:
Net income	$48,019	$82,108
Adjustments to reconcile net income to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	108,256	153,073
Net change in reinsurance receivables and payables	16,881	(11,492)
Amortization, principally the cost of business acquired and investments	33,010	40,549
Deferred costs of business acquired	(60,481)	(53,659)
Net realized losses (gains) on investments	25,935	(555)
Net change in federal income tax liability	(24,913)	9,267
Other	15,866	(38,188)

Net cash provided by operating activities	162,573	181,103

Investing activities:
Purchases of investments and loans made	(706,313)	(665,152)
Sales of investments and receipts from repayment of loans	148,589	249,879
Maturities of investments	317,518	73,720
Net change in short-term investments	(39,683)	173,647
Change in deposit in separate account	3,430	(330)

Net cash used by investing activities	(276,459)	(168,236)

Financing activities:
Deposits to policyholder accounts	154,302	55,642
Withdrawals from policyholder accounts	(53,226)	(82,476)
Borrowings under revolving credit facility	58,000	38,000
Principal payments under revolving credit facility	(3,000)	(158,000)
Proceeds from the issuance of junior subordinated debentures	—	172,309
Redemption of junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	—	(37,728)
Acquisition of treasury stock	(42,729)	—
Other financing activities	(7,157)	4,566

Net cash provided (used) by financing activities	106,190	(7,687)

(Decrease) Increase in cash	(7,696)	5,180
Cash at beginning of period	51,240	48,204

Cash at end of period	$43,544	$53,384